FINANCIAL STATEMENTS

                     TWELVE MONTHS ENDED SEPTEMBER 30, 1999
                             (dollars in thousands)

                    U. S. SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM U-1

                                  CINERGY CORP.

                                   (Unaudited)

                                Pages 1 through 7



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                                  CINERGY CORP.
                                  BALANCE SHEET
                            as of September 30, 1999
                                   (unaudited)
                             (dollars in thousands)

ASSETS

                                                       PRO FORMA
                                            ACTUAL     ADJUSTMENTS    PRO FORMA

Current Assets

  Cash and temporary cash investments    $    3,285  $ 4,000,000 (1)  $   3,285
                                                       2,118,750 (4)
                                                      (6,118,750)(6)

  Notes receivable from affiliated
    companies                               286,496                     286,496
  Accounts receivable less accumulated
    provision for doubtful accounts of
    $0 at September 30, 1999, AND $0
    at December 31, 1998                        636                         636
  Accounts receivable from affiliated
    companies                               153,641                     153,641
  Prepayments and other                       2,147                       2,147
                                           --------  -----------     ----------
                                            446,205         -           446,205


Other Assets

  Investments in consolidated
    subsidiaries                          2,619,601                   2,619,601
  Investments in unconsolidated
    subsidiaries                             (4,100)                     (4,100)
  Other                                      20,051    6,118,750(6)   6,138,801
                                         ----------  -----------     ----------
                                          2,635,552    6,118,750      8,754,302

                                         $3,081,757  $ 6,118,750     $9,200,507







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                                  CINERGY CORP.
                                  BALANCE SHEET
                            As of September 30, 1999
                                   (unaudited)
                             (dollars in thousands)


LIABILITIES AND SHAREHOLDERS' EQUITY

                                                        PRO FORMA
                                            ACTUAL     ADJUSTMENTS    PRO FORMA

Current Liabilities
  Accounts payable                       $    5,954                  $    5,954
  Accounts payable to
    affiliated companies                      8,486                       8,486
  Accrued taxes                              16,521   $  (81,200)(3)    (64,679)
  Accrued interest                            8,014      232,000 (2)    240,014
  Notes payable and other
    short-term obligations                    5,000    4,000,000 (1)  4,005,000
  Other                                        -         135,000 (5)    135,000
                                          ----------   ----------     ---------
                                             43,975    4,285,800      4,329,775

Non-current Liabilities
  Long-term debt                            399,650                     399,650
  Deferred income taxes                        (463)                       (463)
  Other                                         228                         228
                                         ----------                  ----------
                                            399,415                     399,415
    Total Liabilities                       443,390                   4,729,190

Common Stock Equity

  Common stock - $.01 par value;
    authorized shares - 600,000,000;
    outstanding shares - 158,917,210
    at September 30, 1999, and 158,
    664,532 at December 31, 1998              1,589          750 (4)      2,339
  Paid-in capital                         1,605,674    2,118,000 (4)  3,723,674
  Retained earnings                       1,038,660     (135,000)(5)    752,860
                                                        (232,000)(2)
                                                          81,200 (3)

  Accumulated other comprehensive loss       (7,556)                     (7,556)
     Total common stock equity            2,638,367    1,832,950      4,471,317
                                         ----------   ----------     ----------

                                         $3,081,757   $6,118,750     $9,200,507






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                                  CINERGY CORP.
                               STATEMENT OF INCOME
                 For the Twelve Months Ended September 30, 1999
                                   (unaudited)
                    (in thousands, except per share amounts)


                                                         PRO FORMA
                                               ACTUAL   ADJUSTMENTS    PRO FORMA

Operating Expenses

  Other operation and maintenance             $  7,896                 $  7,896
  Taxes other than income taxes                    142                      142
                                              --------                 --------
                                                 8,038                    8,038

Operating Loss                                  (8,038)                  (8,038)

Equity in Earnings of Consolidated
  Subsidiaries                                 229,272                  229,272

Equity in Earnings of Unconsolidated
  Subsidiaries                                  76,569                   76,569

Gain On Sale of Investment in
  Unconsolidated Subsidiary                     99,272                   99,272

Miscellaneous - Net                             14,187                   14,187

Interest Expense                                47,371   $ 232,000 (2)  279,371
                                              --------   ---------     --------

Income Before Taxes                            363,891    (232,000)     131,891

Income Taxes                                   (15,374)    (81,200)(3)  (96,574)

Net Income                                    $379,265   $(150,800)    $228,465

Average Common Shares Outstanding              158,786      75,000      233,786

Earnings Per Common Share
  Net Income                                     $2.39                    $0.98

Earnings Per Common Share - Assuming Dilution
  Net Income                                     $2.38                    $0.98

Dividends Declared Per Common Share              $1.80                    $1.80







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


                                  CINERGY CORP.
                   STATEMENT OF CHANGES IN COMMON STOCK EQUITY
                 for the Twelve Months Ended September 30, 1999
                                   (unaudited)
                             (dollars in thousands)


                                                                                     ACCUMULATED
                                                                                        OTHER             TOTAL            TOTAL
                                         COMMON        PAID-IN        RETAINED      COMPREHENSIVE     COMPREHENSIVE     COMMON STOCK
                                         STOCK         CAPITAL        EARNINGS          LOSS              INCOME            EQUITY

Twelve Months Ended September 30, 1999

Balance at October 1, 1998               $1,587      $1,600,776      $  943,647       $(3,659)                           $2,542,351
Comprehensive income
  Net income                                                            379,265                         $379,265            379,265
  Other comprehensive income,
      net of tax
    Foreign currency translation
      adjustment                                                                                          (3,351)            (3,351)
    Minimum pension liability
      adjustment                                                                                              30                 30
    Unrealized loss on grantor
      trust                                                                                                 (339)              (339)
    Unrealized loss on
      securities available for sale                                                                         (237)              (237)
                                                                                                        --------
    Other comprehensive loss

      Total                                                                            (3,897)            (3,897)
                                                                                                        --------
Comprehensive income total                                                                              $375,368
                                                                                                        ========
Issuance of 369,509 shares of
  common stock - net                          2           9,700                                                               9,702
Treasury shares purchased                                (9,191)                                                             (9,191)
Treasury shares reissued                                  4,387                                                               4,387
Dividends on common stock                                              (285,776)                                           (285,776)
Other                                                         2           1,524                                               1,526
                                         ------      ----------      ----------       -------                          ----------

Balance at September 30, 1999            $1,589      $1,605,674      $1,038,660       $(7,556)                           $2,638,367

Pro Forma Adjustments

(2)  Interest associated with
     additional debt issued                                            (232,000)                                           (232,000)
(3)  Tax benefits of additional debt                                     81,200                                              81,200
(4)  Issuance of 75,000,000 shares         750        2,118,000                                                           2,118,750
(5)  Additional dividends                                              (135,000)                                           (135,000)
                                        ------       ----------      ----------       -------                            ----------
Pro Forma Balance September 30, 1999    $2,339       $3,723,674      $  752,860       $(7,556)                           $4,471,317




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                                  CINERGY CORP.

                   Pro Forma Journal Entries to Give Effect to
               Borrowing of $4 Billion and Issuance of Additional
                       75 Million Shares of Common Stock
                    (in thousands, except per share amounts)

Entry No. 1
Cash and temporary cash investments                    $4,000,000
   Notes payable and other short-term obligations                    $4,000,000

To record issuance of additional $4 billion of debt.


Entry No. 2
Interest expense                                       $232,000
   Accrued interest                                                    $232,000

To record interest on $4 billion of additional debt at 5.8% annum.


Entry No. 3
Accrued taxes                                           $81,200
   Income taxes                                                         $81,200

To record the reduction in income taxes due to increased interest expense on notes payable. ($232,000 at an assumed tax rate of 35%)


Entry No. 4
Cash and temporary cash investments                  $2,118,750
   Common Stock                                                            $750
   Paid-in capital                                                   $2,118,000
To record  issuance of additional 75 million shares of stock at October 31, 1999
Closing price of $28.25 per share.


Entry No. 5
Retained Earnings                                       $135,000
   Other - Current liabilities                                         $135,000

To record additional dividends associated with additional shares issued, assuming the historical dividend rate of $1.80 per share.


Entry No. 6
Other - Other assets                                  $6,118,750
   Cash and temporary cash investments                               $6,118,750

To record the purchase of other investments utilizing the proceeds from the Issuance of the debt and stock.